EXHIBIT 25.1

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Evelyn T. Furukawa

700 South Flower Street, Suite 500

Los Angeles, California 90017

213.630.6463

(Name, address and telephone number of agent for service)

Southwest Airlines Co.

(Exact name of obligor as specified in its charter)

Texas	74-1563240
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2702 Love Field Drive Dallas, Texas	75235
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 25th day of March, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Southwest Airlines Co., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

Houston, Texas

March 25, 2009

EXHIBIT 7

REPORT OF CONDITION

Consolidating domestic subsidiaries of the

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Name of Bank

in the State of CALIFORNIA , at the close of business on December 31, 2008.

Statement of Resources and Liabilities

Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coins	2,739
Interest-bearing balances	0
Securities:
Held-to-maturity securities	26
Available-for-sale securities	430,112
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	28,500
Securities purchased under agreements to resell	50,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading Assets	0
Premises and fixed assets (including capitalized leases)	11,261
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Intangible assets:
Goodwill	876,153
Other intangible assets	272,502
Other assets	181,667
Total assets	1,852,951

CONTINUED ON NEXT PAGE

LIABILITIES

Deposits:
In domestic offices	1,765
Noninterest-bearing	1,765
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	268,691
Subordinated notes and debentures	0
Other liabilities	166,958
Total liabilities	437,414
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	290,517
Accumulated other comprehensive income	2,500
Other equity capital components	0
Total equity capital	1,415,537
Total liabilities, minority interest, and equity capital	1,852,951